Exhibit 99.1

   Corporate & financial news release

Scott’s Liquid Gold Announces Agreement to Sell Denver Manufacturing Operation

Strategic Shift to Increase Competitiveness and Improve Cost Structure

December 5th, 2019

Denver – Scott’s Liquid Gold (SLGD) today announced it has entered into a definitive agreement with Elevation Labs Colorado (f/k/a Colorado Quality Products LLC), a beauty and personal care manufacturer, under which Elevation will acquire all of Scott’s manufacturing operation in Denver, Colorado.

Elevation will assume Scott’s remaining facilities & corporate office leases, and the transaction will yield net cash proceeds to Scott’s of $0.5 million.

The companies also agreed to enter into a manufacturing and supply agreement through mid-2020, under which the Denver facility will manufacture Scott’s products during the transition period to long term manufacturing partners.  Products will be provided at current cost levels during the transition.   Elevation intends to retain the Scott’s work force for Elevation’s ongoing manufacturing operations.

These agreements are an important step to more closely align Scott’s with best in class partners to efficiently manufacture and deliver products to customers.

Mark Goldstein, CEO and Chairman of Scotts said, “This transaction is a significant step forward in our efforts to operate more efficiently, with a leaner, more agile infrastructure, and with greater operational and financial flexibility.  It also allows us to evaluate, select, and benefit from the manufacturing, R&D, and infrastructure expertise of new partners, and focus our strategic efforts towards the growth and marketing our high-quality, high-value brands.

I’d like to personally thank our Scott’s Liquid Gold operational team, many of who have been with the company for decades.  We are grateful for your efforts to build and grow Scott’s Liquid Gold’s products into the strong, well-known offerings they are today.”

The transaction is expected to close on March 1st, 2020.  The closing of the Transaction is subject to, among other things, the parties receiving required third-party consents and entering into a manufacturing and supply agreement pursuant to which Elevation will manufacture certain of the Company’s and Neoteric Cosmetics’ products.

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032